For further information, contact:
                                             Donald F. Holt,
                                             Executive Vice President &
                                             Chief Financial Officer
                                             (717) 231-5704

          KEYSTONE FINANCIAL REPORTS THIRD QUARTER/NINE MONTHS RESULTS

HARRISBURG, PA Oct. 18 - Keystone Financial, Inc. (NASDAQ: KSTN), today reported third quarter earnings of 49 cents per share, exclusive of special charges associated with its year-long restructuring effort. These results represented net income of $23.9 million and a return on average assets (ROA) and return on average equity (ROE) of 1.40 percent and 16.33 percent, respectively. Reported results were in line with a previously issued earnings update, which described ongoing strategic initiatives designed to grow market share, manage funding costs, and improve performance.

Keystone previously announced plans to combine its separate banks into a single bank charter in order to improve performance. This restructuring effort remains on schedule to be completed by the end of 1999. Keystone incurred special charges of $2.2 million during the third quarter in connection with the restructuring. The third quarter charges were incurred coincident with the conversions to the single bank and consisted primarily of nonrecurring costs associated with the name change. Including these charges, third quarter results reflected an earnings per share of 46 cents and an ROA and ROE of 1.31 percent and 15.37 percent, respectively.

For the nine months ended September 30, 1999, operating earnings exclusive of special charges of $22 million were $69.6 million or $1.41 per diluted share, compared with $75.0 million, or $1.44 per share, for the first nine months of 1998. These earnings resulted in a 1.38 percent ROA and a 15.69 percent ROE, versus 1.46 percent and 14.72 percent, respectively, in the corresponding period last year.

At the close of the quarter, the company's assets totaled $6.9 billion consisting primarily of loans of $4.4 billion. Deposits totaled $4.9 billion.

Keystone Financial, Inc. is the holding company for Keystone Financial Bank, N.A., which has 175 branches throughout Pennsylvania, Maryland and West Virginia and a Mobile Bank which operates throughout the tri-state area. Keystone also operates Martindale Andres & Co., an investment management services provider; Keystone Financial Mortgage Co,; MMC&P, a retirement benefit services firm; Keystone Brokerage, Inc., offering full service investment planning and discount brokerage; and a 24-hours-a-day, seven days a week Telephone Banking Center.

For more information, visit the company's web site on the Internet at www.keyfin.com.

KEYSTONE FINANCIAL, INC.
Financial Highlights (Unaudited)

                           For the Three Months Ended  For the Nine Months Ended
                           9/30/99(a)        9/30/98   9/30/99(a)       9/30/98
                           --------------------------  -------------------------
Net income                 $23,912,000   $25,581,000  $69,649,000   $74,998,000

Basic earnings per share          $.49          $.50        $1.42         $1.46

Diluted earnings per share        $.49          $.50        $1.41         $1.44

Average shares outstanding  48,583,000    51,368,000   48,909,000    51,540,000
--------------------------------------------------------------------------------
(a) 1999 amounts exclude special charges associated with the restructuring which reduced diluted EPS by $0.25 in the first quarter, $0.01 in the second quarter, and $0.03 in the third quarter.

                                     ######
1999



Financial Highlights
(dollars in thousands, except per share data)

                                         Quarter Ended September 30,                Year-To-Date
Earnings                                   1999           1998        Change       1999        1998      Change
------------------------------------------------------------------------------------------------------------------
Net Interest Income (1)                  $67,359        $71,584        (6)%      $200,983     $215,276      (7)%
Provision for Credit Losses                3,290          3,081         7           9,903       13,517     (27)
Noninterest Income                        26,202         24,310         8          80,513       70,965      13
Net Securities Gains                         729          3,444       (79)          1,174       10,357     (89)
Noninterest Expense:
  As reported                             56,602         56,130         1         187,482      167,705      12
  Excluding special charges (3)           54,387         56,130        (3)        165,469      167,705      (1)
Net Income:
  As reported                             22,472         25,581       (12)         54,991       74,998     (27)
  Excluding special charges (3)           23,912         25,581        (7)         69,649       74,998      (7)

Earnings Per Share:
  Basic:
    As reported                           $0.46          $0.50         (8)%        $1.12        $1.46      (23)%
    Excluding special charges (3)          0.49           0.50         (2)          1.42         1.46       (3)
  Diluted:
    As reported                            0.46           0.50         (8)          1.12         1.44      (22)
    Excluding special charges (3)          0.49           0.50         (2)          1.41         1.44       (2)
Dividends Per Share                        0.29           0.28          4           0.87         0.84        4

---------------------------------------------------------------------------------------------------------------


                                 Quarter Ended September 30,                  Year-To-Date
                                          1999                  1998            1999                        1998
                               -------------------------------  ----  ---------------------------------  ----------
                                                  Excluding                            Excluding
Performance Indicators         As Reported   Special Charges(3)         As Reported   Special Charges(3)
--------------------------------------------------------------  ----  -----------------------------------  ----------
Return on Average Assets         1.31%            1.40%           1.47%     1.09%         1.38%             1.46%
Return on Average Equity        15.37            16.33           14.99     12.54         15.69             14.72
Net Interest Margin              4.26             4.26            4.39      4.26          4.26              4.45
Provision for Credit Losses/
 Average Loans (2)               0.30             0.30            0.27      0.30          0.30              0.39
Noninterest Expense/Revenues    60.50            58.13           58.53     66.60         58.78             58.59
--------------------------------------------------------------  ---------------------------------------  ----------

                                           September 30,
At Period End                          1999            1998         Change
--------------------------------------------------------------------------------
Investments                         $1,758,893      $1,788,986       (2)%
Loans                                4,388,555       4,552,173       (4)
Total Assets                         6,877,563       6,906,404        -
Deposits                             4,913,753       5,146,364       (5)
Shareholders' Equity                   585,844         688,219      (15)

Book Value per Share                    $12.04       $13.39
Equity to Assets Ratio                    8.52%        9.96%
Risk Adjusted Capital/Assets Ratio       12.57        13.90

Asset Quality
--------------------------------------------------------------------------------
Nonperforming Assets to Loans             0.82%        0.71%
Loans 90 Days Past Due                    0.44         0.55
--------------------------------------------------------------------------------
    Total Risk Elements to Loans          1.26%        1.26%
--------------------------------------------------------------------------------

Allowance for Credit Losses to Loans      1.35%         1.36%
Allowance to Nonperforming Loans           182          246
Net Charge-Offs to Average Loans (2)      0.37         0.34
--------------------------------------------------------------------------------
(1)  Fully taxable-equivalent
(2)  Annualized
(3)  Special charges incurred in 1999 are primarily associated with the unifi-
     cation of Keystone's seven banks under a single charter.